                                                                   Exhibit 10.18

*** Text Omitted and Filed Separately
    Confidential Treatment Requested
    under 17 C.F.R Sections 200.80(b)(4),
    200.83 and 240.24b-2.


                          VSTREAM SERVICES AGREEMENT

This Services Agreement ("Agreement") is made effective as of November 17, 1999 (the "Effective Date") by VStream, Inc. a Delaware corporation having a place of business at 5777 Central Avenue, Suite 120, Boulder, Colorado 80301 ("VStream"), and At Home Corporation, a Delaware corporation having a place of business at 440 Broadway, Redwood City, California 94063 d.b.a Excite@Home ("Excite@Home"). VStream and Excite@Home may be collectively referred to herein as the "Parties" and individually as a "Party."

                                   RECITALS

A. Excite@Home desires to provide new voice-related technologies to users of Excite@Home's Mail, Clubs, Personals and other products.

B. Excite@Home desires to provide Excite@Home users access to VStream's telecommunications and streaming media functionality currently known as "Beep", which allows a user to call a telephone number and imbed an audio message in the form of an Microsoft "ASF" or "RealPlayer 5.0/G2" file type into a web page or append it to an email message.

C. VStream is looking for distribution of their telecommunications products and services.

D. VStream is looking for additional revenue opportunities to be achieved by driving traffic from Beep to other "for pay" premium services either at Excite@Home's "Work.com" business side (in development) or to a co-branded premium service site with the Excite@Home Content group and increasing traffic to the www.vstream.com site.

E. VStream is seeking branding opportunities through advertising and promotional placements across the Excite@Home network.

    NOW, THEREFORE, in consideration of the mutual promises set forth below, the Parties agree as follows:

1.  Definitions

1.1 "Beep" shall mean the service provided by VStream to Excite@Home pursuant to the terms of this Agreement which service has the functionality set out in Exhibit A.

1.2 "Best of Breed" shall mean that the Beep and Premium Services, collectively or separately as the context requires, when compared to any other substantially similar telecommunications and streaming media services available on the Internet among the top two of the market leaders in terms of the following criteria, taken as a whole: (i) integrated functionality;
    (ii) timeliness; and (iii) reputation and ranking based upon a cross-section of a minimum of three third party reviewers in terms of features, functionality, quality and other qualitative factors that the Parties mutually deem material in nature.

1.3 "Co-Branded Page" shall mean any page on the Excite@Home Network which includes both the VStream and Excite@Home brands.

1.4 "Cost of Integration" shall mean the costs incurred by Excite@Home in integrating the Beep and Premium Services on the Excite@Home Network as set out in Exhibit E.

1.5   "End Users" shall mean those users of the Excite@Home Network.

1.6 "Excite@Home Network" shall mean any Excite-branded or @Home-branded sites, including without limitation Excite.com, webcrawler.com, Work.com and any other Excite or @Home owned, co-owned, operated or jointly operated sites branded with the "Excite" or "@Home" trade marks whether in the United States or internationally.

1.7 "Intellectual Property" shall mean, on a world-wide basis, any and all now known or hereafter known tangible and intangible (i) rights associated with works of authorship including, without limitation, copyrights, moral rights and mask-works, (ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patents, designs, algorithms and other industrial property rights, (v) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise, and (vi) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter made, existing, or in force (including any rights in any of the foregoing).


1.8 "Net Advertising Revenues" shall mean gross advertising revenues minus cost of agency fees and commissions.

1.9 "Premium Services" shall mean the existing audio-conferencing and content co-browsing tools, and collaboration tools which have been created or will be created by VStream and which shall be provided to Excite@Home pursuant to the terms of this Agreement. Premium Services shall include the Work.com Premium Services that are further described in Exhibit I.

1.10  "Term" shall mean the period set out in Article 10.1 of this Agreement.

1.11 "User Data" shall mean any data received by either Party as a result of the provision of services pursuant to this Agreement.

2.   VStream Products and Services Provided to Excite@Home

2.1  Beep

          (a) VStream will provide the Beep service for use on the Excite@Home Network as set out in Exhibit A.

          (b) VStream will encode all Beep audio messages in the format(s) determined by Excite@Home from those formats supported by VStream. Initially this format shall be Microsoft's "ASF" format; provided, however the Parties recognize and acknowledge that VStream's ability to encode in Microsoft's "ASF" format is dependent upon Microsoft providing VStream with a source code for player on or before November 17, 1999. In the event that Microsoft does not deliver the source code to VStream on or before November 17, 1999, then VStream's obligations with respect to Beep integration as set forth in this Agreement, will be extended one day for each day that Microsoft delays in providing the source code to VStream. Excite@Home may choose any other additional format that is supported by VStream upon thirty
     (30) days written notice to VStream.

          (c) VStream reserves the right to allow End Users to author Beep audio messages by means of a toll-free telephone line or a local telephone line. The Parties agree to discuss additional terms regarding the authoring of audio messages using a microphone through a personal computer. Toll-free access shall be the default access method for Excite@Home users. Notwithstanding the foregoing, VStream or Excite@Home may select to have the Beep Service provided to End Users via long distance telephone service upon 15 days written notice.

          (d) VStream reserves the right to suggest, develop and implement an alternative access method for each application of VStream's services at Excite@Home subject to mutual agreement by the Parties.

          (f) VStream agrees to assist in the integration of Beep into the Excite@Home Network as set out in Exhibits B and I.

2.2  Premium Services

          (a) VStream shall provide the Premium Services to Excite@Home for use on the Excite@Home Network as set out in Exhibit I.

          (b) Excite@Home shall integrate components of the Premium Services on portions of the Excite@Home Network as set out in Exhibit I. VStream shall assist in such integration as set out in Exhibit B.

          (c) VStream agrees that the Beep and the Premium Services shall support either the Microsoft "ASF" and/or RealNetworks "G2" file formats or their successor formats during the term of the Agreement.

          (d) VStream or Excite@Home may periodically suggest additional new uses of VStream's services that may be implemented from time to time on the Excite@Home Network, subject to mutual agreement by the Parties.

3.   Excite@Home Products and Services Provided to VStream

3.1 During the Term, Excite@Home will integrate Beep into the Excite@Home products listed in Exhibit C.

3.2 To the extent that Beep is integrated into the Excite@Home Network, Excite@Home may create a VStream and Excite@Home Co-Branded page from which End Users shall have access to Beep (the "Co-Branded Pages").

3.3 At Excite@Home's sole discretion, Excite@Home may choose at any time to create a new (separate from a Work.com site) site for integration of the Premium Services and may choose to drive traffic to this site instead of or in addition to the Work.com Site. If Excite@Home creates a new site the financial terms to apply to such new site will be subject to negotiation between the Parties but in any event will be the same or less than the financial terms outlined in Exhibit E.

4.   Intellectual Property & Exclusivity

4.1 Excite@Home shall retain all right, title and interest in all Excite@Home Intellectual Property which was in existence prior to the execution of this Agreement and which may be developed by Excite@Home or its agents independently of access to any of VStream's Intellectual Property or technology.

4.2 VStream shall retain all right, title and interest in all VStream Intellectual Property that was in existence prior to the execution of this Agreement and which may be developed by VStream or its agents independently of access to any Excite@Home Intellectual Property or technology.

4.3 The Parties agree that any developments or improvements made or discovered by any Party pursuant to this Agreement, whether patentable or not, which are not solely related to or based on either VStream's Intellectual Property or Excite@Home's Intellectual Property, or relate to or are based on the combination of VStream's Intellectual Property and Excite@Home's Intellectual Property and discovered or made solely as a result of the work carried out hereunder (hereinafter the "Joint Technology") shall be jointly owned by the Parties. Excite@Home and VStream each agree to grant to the other an irrevocable, royalty free, exclusive license to make, use and sell products under any and all of the other Party's right, title and interest in and to the Joint Technology.

4.4 Excite@Home will grant to VStream the non-exclusive, non-transferable right to reprint the "Excite" and the "Excite@Home" logos and other trademarked materials to fulfill the terms of this Agreement subject to Excite@Home's reasonable usage guidelines as these are published from time to time over the term of this Agreement.

4.5 VStream will grant to Excite@Home the non-exclusive, non- transferable right to reprint the "VStream" logo and other trademarked materials to fulfill the terms of this Agreement subject to VStream's reasonable usage guidelines as these are published from time to time over the term of this Agreement

4.6 Each Party hereby grants to the other a limited, non-exclusive license to use the trademarks currently used by such Party (the "Trademarks") to carry out the purposes of this Agreement. Each Party acknowledges that the Trademarks belong to the granting Party and that the non-granting Party shall have no rights in such Trademarks except for the purposes set forth in this Agreement. Neither Party shall use the Trademarks in any manner that is disparaging or that otherwise portrays a Party in a negative light. Neither Party may alter, modify or change the Trademarks except as otherwise set forth in this Agreement. At no time during or after the term of the Agreement will a Party challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to the Trademarks. At a Party's reasonable request, all depictions of Trademarks that a Party intends to use will be submitted to the other Party for approval of design, color, or other details or will be exact copies of those used by a Party. In the event a Party does not approve of such depiction, the other Party shall cease using such depiction upon reasonable notice.

4.7 The rights and licenses granted in this Agreement are made on non-exclusive terms to both Parties.

5.   VStream Maintenance, Support and Performance Obligations

5.1 VStream will be responsible for providing maintenance and technical support for all Beep and Premium Service End Users as set forth in Exhibit D.

5.2 VStream will provide Excite@Home the performance and uptime guarantees for the Beep and the Premium Service as set forth in Exhibit D.

6.   Financial Terms

6.1 VStream will purchase advertising and promotional placements as described in Exhibit F from Excite@Home pursuant to the financial terms set out in Exhibit E.

6.2 VStream will pay Excite@Home sponsorship and advertising fees as set out in Exhibits E and F during the term of this Agreement.

6.3 VStream will pay Excite@Home the Cost of Integration fees set out in Exhibit E.

6.4 VStream agrees to pay Excite@Home all amounts set out in Exhibit E as provided in Exhibit E on the first day of each quarter in advance of the Excite@Home performance set out in Exhibit E.

6.5 To the extent Excite@Home chooses to direct traffic to Premium Services that are not Work.com Premium Services, Excite@Home and VStream agree that the terms thereof shall be as set out in Exhibits E and I.

6.6 Excite@Home may elect to allow VStream to sell some or all of the audio advertisements subject to Excite@Home's sales policies. VStream will share [...**...]% of the Net Advertising Revenue from such sales with the Excite@Home

6.7 Subject to 6.6, in the event audio advertising is sold within the Premium Service offering, Excite@Home will, at its option, be solely responsible for selling such advertising and will share [...**...]% of the Net Advertising Revenue generated from such sales with VStream.

6.8 VStream shall allow Excite@Home to sell advertisements and promotional ad placements within the Premium Services and Beep as set out in Exhibit H. Net Advertising Revenue generated from such sales will be[...**...].

7.   Sales, Marketing and Public Relations

7.1 Excite@Home will display the advertising and promotional placements on the portions of the Excite@Home Network as set out in Exhibit E and according to the schedule set out in Exhibit E.

7.2 All End User traffic driven to the Work.com Site will be subject to the terms set forth in Exhibit I.

8.   Branding

8.1 All Co-Branded Pages will reside on the Excite Web site and Excite will control the "look and feel" of the Co-Branded Pages; provided, however, that any such Co-Branded Pages will be in a manner and form consistent with Excite@Home's page; (ii) treat VStream's name and logo in a manner consistent with the treatment of Excite@Home's name and logo; and (iii) VStream's name and logo will not be subject to any modification or change. Further, all rights and associated goodwill arising from or relating to the Co-Branded Pages shall remain the respective property of each Party.

8.2 At Excite@Home's sole discretion, all Beep integration into the Excite@Home Network communities' products such as Mail, Clubs, People Finder as described


*Confidential Treatment Requested
     in Exhibit C, will be provided with "powered by VStream branding" or with other branding to be mutually agreed by the Parties.

8.3 At Excite@Home's sole discretion, all Beep integration into the Excite@Home Network Commerce products ("Personals") as described in Exhibit C, will be provided with VStream branding as described in Exhibit F or with other branding to be mutually agreed by the Parties.

8.4 All new Beep integrations or other product integrations not described in this Agreement upon execution will receive "powered by VStream" branding or other branding and hyperlinks to be mutually agreed by the Parties.

9.   User Data and Usage Reports

9.1 Excite@Home will retain ownership of all legacy User Data except as set forth in this Agreement and any amendments thereto.

9.2 To the extent that VStream collects any User Data as part of this Agreement, Excite@Home shall have co-equal rights with VStream to all such User Data.

9.3  Terms of use and ownership for User Data are set forth in Exhibit H.

9.4 Any individually identifiable User Data collected as part of this Agreement by the Parties will be treated as confidential and will be subject to TRUSTe or other Excite@Home and VStream privacy policies as they may be published by either Party from time to time.

9.5 VStream agrees to deliver monthly dumps of User Data in a form to be mutually agreed by the Parties.

9.6  The Parties will provide each other usage reports as set forth in Exhibit
     G.

10.  Term and Termination

10.1 Term. The Term of the Agreement shall be two (2) years from the Effective Date. The Agreement shall automatically renew for additional one (1) year periods unless terminated by either Party upon sixty (60) days prior written notice to the other Party.

10.2 Termination. Each Party may terminate this Agreement upon written notice to the other Party if the other Party (i) materially breaches any term or provision of this Agreement and fails to cure such breach within sixty (60) days after receipt of written notice of intention to terminate from the other Party; (ii) suspends or terminates the conduct of its business; or
     (iii) initiates or has initiated against it, any act, process or proceeding under any insolvency law, the Federal Bankruptcy Act, or any other statute or law providing for the modification or adjustment of the rights of creditors.

10.3 Termination for Change of Control. Each Party will have the right to terminate this Agreement on thirty (30) days written notice to the other Party if all or substantially all of that Party's assets are acquired by a third party who is a direct or indirect competitor of the other Party. The Party changing control will provide the other Party with at least twenty-four (24) hours notice before the public announcement of any such transaction and will cooperate with the Party changing control to communicate with common End Users regarding the transaction, subject to applicable securities laws.

10.4 Termination for Best of Breed. In the event that VStream fails to ensure that the services offered to Excite@Home by VStream are "Best of Breed" for one continuous thirty (30) day period, Excite@Home may terminate this agreement on 30 days written notice if VStream is unable to bring the services up to a comparable standard within thirty (30) days of receiving written notice from Excite@Home.

10.5  Effects of Termination. Upon termination of this Agreement for any reason,
      (i) each Party will promptly return all Confidential Information of the other Party, (ii) each Party will pay all outstanding amounts owed to the other Party under this Agreement within forty-five (45) days after the effective date of such termination, (iii) VStream will provide the User Data to Excite@Home in a well-defined format to be agreed on by the Parties, and (iv) all Beeps or other audio or User Data stored by VStream will be delivered to Excite@Home in a series of three or more data dumps in a form and format that allows for the easy reintegration of all such data into the Excite@Home site.

10.6  Migration. Unless this Agreement is terminated by VStream pursuant to
      Section 10.2 or 10.3 due to a material, uncured breach by Excite@Home, or change of control, upon termination of this Agreement, for a period of up to sixty (60) days, VStream will provide consulting services to Excite@Home, as Excite@Home may reasonably request and for reasonable fees to be paid to VStream, such fees to be agreed upon in writing by the Parties, to assist Excite@Home in providing a seamless transition to End Users. VStream will have no obligation to provide such services to Excite@Home to the extent that VStream's personnel and resources are unavailable in the amounts requested by Excite@Home or if the Parties are unable to agree on the reasonable fees to be paid to VStream for such services. VStream will not be required, in the course of providing such consulting services to Excite@Home, to disclose or transfer to Excite@Home any proprietary information, software, or Intellectual Property of VStream or any of its suppliers.

11.   Confidentiality

11.1 Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" of a Party means the information and documents identified in this Agreement as confidential information of such Party, as well as any and all other information that (i) such Party considers to be confidential or proprietary to its business (including trade secrets, technical information relating to ongoing research and development, business strategies, marketing plans, customer lists, and financial data) and (ii) either (A) is clearly labeled or identified as confidential or proprietary when disclosed to the other Party or (B) the other Party knew, or under the circumstances should have known, was considered confidential or proprietary by the other Party.

11.2 General Confidentiality Obligations. Each Party agrees that it will (i) not disclose the other Party's Confidential Information to any third party (other than independent contractors as provided below); (ii) use the other Party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement; (iii) disclose the other Party's Confidential Information only to those of its employees and independent contractors who need to know such information for purposes of this Agreement and who are bound by confidentiality agreements containing terms no less restrictive than those in this Section 11.2; and (iv) protect all Confidential Information of the other Party from unauthorized use, access, or disclosure in the same manner as it protects its own confidential information of a similar nature, and in no event with less than reasonable care.

11.3 Exceptions. Each Party's obligations with respect to any portion of the other Party's Confidential Information will terminate when the receiving Party can document that (i) such Confidential Information was in the public domain at the time it was communicated to the receiving Party by the disclosing Party; (ii) such Confidential Information entered the public domain after it was communicated to the receiving Party by the disclosing Party through no fault of the receiving Party; (iii) such Confidential Information was in the receiving Party's possession free of any obligation of confidence at the time it was communicated to the receiving Party by the disclosing Party; or (iv) such Confidential Information was developed by employees or agents of the receiving Party independently of and without reference to any information communicated to the receiving Party by the disclosing Party. In addition, Section 11.2 will not be construed to prohibit any disclosure that is (A) necessary to establish the rights of either Party under this Agreement or (B) required by a valid court order or subpoena, provided in the latter case that the Party required to make such disclosure notifies the other Party (whose Confidential Information is to be disclosed) thereof promptly and in writing and cooperates with the other Party if the other Party seeks to contest or limit the scope of such disclosure.

11.4 Terms of Agreement. Neither Party will disclose the existence or any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors, except (i) pursuant to a mutually acceptable press release or otherwise approved by the other Party in writing; (ii) in connection with a contemplated change of control of such Party or sale of such Party's business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other Party hereto before such disclosure is made); or (iii) as may be required by law.

11.5 Press Release: Excite@Home and VStream both agree to issue mutually acceptable press releases announcing this Agreement. Both Parties may issue additional press releases regarding the specific product launches as mutually agreed. An initial announcement of the investment will be released within 30 days of the closing of this Agreement. Executive officers, i.e., the chief executive officer ("CEO") of the Parties will be quoted in the initial announcement, as set out in Exhibit K.

12.   Warranty and Indemnification

12.1 Power and Authority. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state of its organization, and has full power and authority to enter into this Agreement and to carry out the provisions hereof.

12.2 Due Authorization. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

12.3 Binding Obligation. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

12.4 Proprietary Rights. Each Party represents and warrants to the other that their respective Intellectual Property shall not in any way constitute an infringement or other violation of any patent, copyright, trade secret, trademark or other proprietary rights of any other party.

12.5 Performance. Each Party represents and warrants to the other that their respective Intellectual Property when used in conjunction with the designated hardware will perform in all material respects according to any and all specifications, representations and functional specifications identified in the descriptions and technical specifications contained in the documentation related to each Party's Intellectual Property (as such documentation and specifications shall be amended from time to time). However, the Parties do not warrant that their respective Intellectual Property will be otherwise free of all errors or "bugs" as that term is commonly used in the trade. Each Party shall provide reasonable programming services to correct errors or "bugs" identified by the other Party, or shall, at its option, replace their respective Intellectual Property.

12.6 Year 2000. Each Party represents and warrants to the other that the occurrence in or use by their respective Intellectual Property of dates on or after January 1, 2000 ("Millennial Dates") will not adversely affect their performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing) and that their respective Intellectual Property will create, store, process and output information related to or including Millennial Dates without errors or omissions and at no additional cost to the other Party. If requested by a Party, the other Party will provide sufficient evidence to demonstrate the adequate testing of their respective Intellectual Property to meet the foregoing requirements.

12.7 Ownership of Trademarks. As of the Effective Date, each Party represents and warrants to the other that (a) it is the sole owner of all right, title and interest in and to the Trademarks and (b) it has the absolute right to the use of the Trademarks and to grant the license granted in
      Section 4.6.

12.8 Limitation of Liability. EXCEPT WITH RESPECT TO EACH PARTY'S RESPECTIVE INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 13, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, BE RESPONSIBLE OR LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES OR LOSS OF PROFITS), EVEN IF THAT PARTY, ITS AFFILIATES, OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ITS IMPLEMENTATION.

13.   INDEMNIFICATION

13.1 Indemnification Obligation. Each Party (the "Indemnifying Party") shall defend, indemnify and hold harmless the other Party and each of its officers, directors, employees, agents and stockholders (the "Indemnified Parties"), from and against any and all claims, losses, liabilities, costs, settlements, damages or expenses of any kind (including reasonable attorneys' fees and disbursements) (collectively, "Indemnified Amounts") incurred by the Indemnified Parties which arise out of, relate to or are based upon (i) any claim that a Party's Intellectual Property infringes upon the intellectual property or other proprietary rights of a third party or (ii) any Party's negligence or breach of a representation or warranty or breach of a covenant obligation or agreement made by a Party under this Agreement, except to the extent such Indemnified Amounts are due to the gross negligence or willful misconduct of any Indemnified Party.

13.2 Indemnity Procedures. Each Indemnified Party agrees to give the Indemnifying Party prompt written notice of any matter upon which such Indemnified Party intends to base a claim for indemnification (an "Indemnity Claim") under this Article __. The Indemnifying Party shall have the right to participate jointly with the Indemnified Party in the Indemnified Party's defense, settlement or other disposition of any Indemnity Claim. With respect to any Indemnity Claim relating solely to the payment of money damages that could not result in the Indemnified Party's becoming subject to injunctive or other equitable relief or otherwise adversely affect the business of the Indemnified Party in any manner, the Indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such Indemnity Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate, provided that the Indemnifying Party shall provide reasonable evidence of its ability to pay any damages claimed and with respect to any such settlement shall have obtained the written release of the Indemnified Party from the Indemnity Claim. The Indemnifying Party shall obtain the written consent of the Indemnified Party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Indemnity Claim if as a result thereof the Indemnified Party would become subject to injunctive or other equitable relief or the business of the Indemnified Party would be adversely affected in any manner. The Indemnified Party may, at its sole cost and expense, participate in any such suit or action with counsel of its own choice.

14    DISPUTE RESOLUTION

14.1 The Parties agree that any breach of either of the Parties' obligations regarding trademarks, service marks or trade names and/or confidentiality would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a Party's obligations regarding trademarks, service marks or trade names and/or confidentiality, the aggrieved Party shall be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction. For the purposes of this section only, the Parties consent to venue in either the state courts of the county in which Excite@Home has its principal place of business or the United States District Court for the Northern District of California.

14.2 In the event of disputes between the Parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, the Parties shall first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the Parties shall refer the dispute(s) to a mutually acceptable mediator for hearing in Redwood City, California if VStream initiates the dispute or Boulder, Colorado if Excite@Home initiates the dispute.

14.3 In the event that disputes between the Parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, cannot be resolved through good faith negotiation and mediation, the Parties shall refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes. The arbitration shall be held Redwood City, California if VStream initiates the arbitration or Boulder, Colorado if Excite@Home initiates the arbitration, and the decision reached by such arbitrator shall be entered as a judgment in any court of competent jurisdiction.

15  EXCITE@HOME TO INVEST IN VSTREAM.

15.1  Excite@Home will invest in common stock of VStream as set out in Exhibit
      J.

16    GENERAL

16.1 Relationship of Parties. Nothing in this Agreement will be construed as creating any agency, partnership, or other form of joint enterprise between the Parties. Neither Party will have the authority to act or create any binding obligation on behalf of the other Party, and neither Party will represent to any third party that it has the authority to act or create any binding obligation on behalf of the other Party.


16.2 Notices. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other Party at the address set forth at the top of this Agreement by personal delivery, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused). Any such notices sent to VStream must be addressed to the attention of its General Counsel. Each Party may change its address for receipt of notices by giving notice of the new address to the other Party.

16.3 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of California as such laws apply to contracts made between California residents to be performed entirely within California. The United Nations Convention for the Sale of International Goods will not apply to this Agreement.

16.4 Waiver. The failure of either Party to require performance by the other Party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either Party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

16.5 Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

16.6 Assignment. Neither this Agreement nor any rights or obligations of either Party under this Agreement may be assigned in whole or in part without the prior written consent of the other Party except in connection with a merger or sale of all or substantially all of the business or assets of the assigning party. Any attempted assignment in violation of the preceding sentence will be void. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the Parties. NOTWITHSTANDING THE FOREGOING, in the event that the work.com organization within Excite@Home becomes a separate entity from Excite@Home, the Parties agree that the terms of this Agreement as they relate to the provision and use of the Premium Services shall apply to both work.com and to Excite@Home. Further, in the event of such a split between Excite@Home and work.com, the fees set out in Exhibit E which are identified for work.com service and or placements, shall be paid to work.com and fees incurred by either Excite@Home or Work.com in relation to the Premium Service shall be paid to VStream by the entity incurring the fee; provided, however, that VStream and work.com must enter into an agreement mutually satisfactory to the parties setting forth the performance terms and financial arrangements between VStream and work.com and that this Agreement be amended in a manner reasonably satisfactory to the Parties.

16.7 Force Majeure. Neither Party shall be liable for failure to perform or delay in performing any obligation under this Agreement if such failure or delay is due to any event directly impacting such Party's delay or failure to perform and beyond such Party's reasonable control, including fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction, failures or delays in transportation or communication, failure or substitutions of equipment, labor disputes, accidents, shortages of labor, fuel, raw materials or equipment or technical failures or any other similar cause; provided that the Party claiming such force majeure event makes reasonable efforts to exercise such control. The Party affected by such event of force majeure shall not later than seven (7) days after the commencement of such event give notice to the other Party of such event and shall use its best efforts to resume full performance of its obligations under this Agreement as soon as commercially possible.

16.8 Construction. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to."

16.9 Entire Agreement and Amendment. This Agreement together with its Exhibits completely and exclusively states the agreement of the Parties regarding its subject matter. It supersedes, and its terms govern, all prior understandings, agreements, or other communications between the Parties, oral or written, regarding such subject matter. This Agreement may be executed in counterparts and may be amended only in a document signed by both Parties.

16.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

     VStream, Incorporated

     By:   ____________________________________________________
           Paul Berberian, Chief Executive Officer and Chairman

     Date: ____________________________________________________


     At Home Corporation.

     By:   _____________________________________________________
           Mark Stevens, Executive Vice President,
           Corporate Business Development

     Date: _____________________________________________________

                                   EXHIBIT A
                                   ---------

                         DESCRIPTION OF BEEP SERVICES

VStream provides an Internet Communications service called, Beep which provides the services described in the Beep Technical Manual published by VStream 1999 and all updates and additions to that Manual during the Term

Beep is a service allowing end-users to author voice messages over their telephone for streamed playback over the Internet and distributed through a link in an e-mail or embedded in an application such as a message board posting or added to a web page.

The Beep service, is available from VStream's website at http://www.vstream.com. Messages may be up to two (2) minutes in length and will be stored for thirty
(30) days, unless otherwise mutually agreed upon.

                                   EXHIBIT B
                                   ---------

      ENGINEERING SERVICES PROVIDED TO EXCITE@HOME

1.  Description of Work to Be Done by VStream

    a) VStream and Excite@Home will work together to integrate the Beep service into the Excite@Home products listed in Exhibit C.

    b) Beeps are categorized on input by the portal from which they originate. In these cases, Excite@Home will be the originating site. Because of the volume of Beeps that will be performed through the period of the contract, VStream will construct a separate database infrastructure to support this traffic.

2.  When is complete work to be delivered/Milestones

    Beep will be integrated on the Excite Network as per the following timetable:

       VStream service delivery plans:

            On or before December 15, 1999: VStream will deliver the ability to perform two hundred and fifty thousand (250,000) beeps per day.

            On or before March 15, 2000: VStream will deliver the ability to perform one million (1,000,000) beeps per day.

            If the number of Beeps exceed the performance numbers listed above the system will fail over to a temporary "service busy" type of message (exact text to be determined) until such time that the peak load falls under the numbers listed above.

       Excite@Home product integration suggested timeline:

            Excite Personals: User Interface Design:

            Engineering work for Beep integration into Excite Personals will last 1-2 months, beginning November 1999.

            QA/Testing of Beep service for one week beginning at the beginning of November. Live push of Beep service integrated into Excite Personals in January 1999.

            Excite Personals: User Interface Design,

            Engineering work for Beep integration into Excite Personals will last 1-2 months, beginning November 1999.

            Integration of Beep will occur in two phases.

            Phase 1: Add Beep to Personals Ads.

            Phase 2: Add Beep to email replies.

            QA/Testing of Beep service for two weeks beginning at the beginning of December.

            Live push of Phase I Beep service integrated into Excite Personals in Q1 2000.

            Live push of Phase 2 Beep service integrated into Excite Personals in February 2000.

            Excite Clubs Invite Service: User Interface Design,

            Engineering work for Beep integration into Excite Clubs Invite Service will last 1-2 months, beginning January 2000.

            QA/Testing of Beep service for one week beginning in February 2000.

            Live push of Beep service integrated into Excite Invite Service at the end of February 2000.

            Excite Clubs: User Interface Design,

            Engineering work for Beep integration into Excite Personals will last 2-3 months, beginning January 2000. QA/Testing of Beep service for one week beginning at the beginning of March 2000. Proposed live push of Beep service integrated into Excite Clubs in March 2000.

            Excite Member Directory: All integration timelines are to be determined but are anticipated to be sometime during the period of Q4 1999 until Q2 2000.

            Excite Mail/Voicemail: User Interface Design & Engineering

            Engineering work (including UI design) for Beep integration into Excite Mail/Voicemail will begin in November 1999 and last for 1-2 months. QA/Testing of Beep service is expected to begin in January 2000 and will take 1-2 weeks. The proposed live push of the Beep service in Excite Mail/Voicemail will be in February 2000.

All of the above integration timetables assume that Microsoft delivered to VStream the source code for Window's Media Player on or before November 17, 1999. In the event that Microsoft does not deliver to VStream the source code for Window's Media Player on or before November 17, 1999, then VStream's integration obligations with respect to Beep, as set forth in the Agreement, will be extended one day for each day that Microsoft delays in delivering the source code for Window's Media Player to VStream.

3. Technical Specifications The following is a summary of how Beep integration will work. The specific integration process may vary depending upon the needs of the specific products involved.

     The Co-Branded Pages or product integration external site, at some point in it's flow, needs to send a URL to VStream to indicate that a voice message is to be created (this will be called the Beep Request below). This message can take the following parameters:

A unique ID to be associated with this voice mail request. If the external site is sending out its own message or web page to the end user, then they should pass us this unique ID so that they can include it in their page/email to later request the voice message (e.g. they might embed an image in their page that when clicked will make a URL request from VStream to play the voice message. This request would require passing the unique ID.). However, if the external site is going to rely on VStream to send an email containing the voice message link, then this parameter can be left off, and we will create a unique ID on our own.

The URL of a page that will display the phone # and message ID to use to record the Beep (called the Dial Instructions page below). The Beep Request will reserve a line and message ID and then redirect to Dial Instructions page, passing the phone # and message ID as parameters. The Dial Instructions page should display these values along with instructions on how to make the call. It can reside at VStream or on the external site.

           i) (optional) The email address of the sender, and a comma separated list of recipient email addresses. This information is required if VStream will be sending the emails with the voice message links, but not if the external site is sending these.

          ii) (optional) A parameter indicating whether the sender should get notified when their Beeps are played.

   a)   The sender then needs to make the phone call and leave their message.

   b) If VStream is sending emails, when the call is complete, VStream will send an email with a link to play the voice message to the sender and the recipients.

c) There are many options for how the recipients access the voice message. If VStream sends an email, then the email simply has a link to play the stream. Clicking this link will bring up a page that is on VStream's site. This page checks if the Beep is still active, and if so calls up the appropriate media player and plays the message.

d) If the external site is sending an email, then their email will typically contain a link to some page they are presenting to the user. This page should contain some mechanism for checking with VStream to see if the voice message was recorded, and if so to play the stream. This can be done in several ways such as:

        i) The external page could contain an image that says something to the effect of "Click here to listen to your voice message". This image would be located on VStream's site. When this image is requested from the external site's page, VStream checks its database and determines if the sender ever successfully completed the phone call. If so, then VStream passes back the real image, otherwise we pass back a one pixel transparent gif, so the user's page effectively does not have the "play the message" image.

        ii) Or the external page could be a page that calls a VStream URL and the VStream URL checks the status of the voice message and then redirects to a page on the external site passing the status as a parameter. This secondary external site page would then take the status as input and put up a different page depending on whether the Beep had been recorded or not.

        iii) Or the external page could have an embedded call to VStream that requests the status (e.g. doesn't exist, available expired) of the specific recording clip and then uses this status to render a specific user experience for the End User.

                                   EXHIBIT C
                                   ---------

                         EXCITE@HOME INTEGRATION PLANS

Excite@Home shall integrate VStream's Beep services into the following products:

1.  Excite Mail

    a) The Beep product will be integrated into the Excite Mail and Excite Voicemail in the "Compose" page of Excite Mail. Subject to UI design, it is envisioned that the user will be able to send a Beep message by checking on that option within the Compose Message screen. User will see another page, where VStream will provide the Excite user with a unique ID (and telephone number) associated with the request so that the voicemail message can be recorded. This page will be a Co-Branded Page.

    b) The notification option ("your email & voicemail (Beep) message was read") to the Excite user can also be integrated into the product. Subject to UI design, the additional option can be added on the page where the unique ID & telephone number information is presented. This is currently accomplished via an email notification mechanism. This can be turned off at Excite@Home's discretion.

2.  Excite Clubs

    a) There are many areas within the Excite Club's product in which we can integrate Beep. Beep could be integrated into the invitation service, into individual Excite Club's applications as an additional way for end users to leave announcements, discussions, messages or comments. Beep could also be integrated with the textual description on the welcome page and uploaded files.

    b) We intend to integrate Beep into Excite Clubs in stages. The first stage will be attaching a Beep to an email in the invitation service. The second stage will be adding Beeps to the threaded discussion comment boxes. From the user reaction, we will see if adding Beeps into descriptions or other places is warranted.

    c)  Specific integration points include:

        i)   Invitations to join a club.

          . The invite service sends email messages to prospective club members. A beep could be attached to these emails. The compose page for the email will contain the telephone number and unique ID number to add a voice message. The instructions on how to add the message will also be on this page.

            . The recipient will receive an email that will contain a link to a community page. This page should have a way to check with VStream to see if the voice message was recorded, and if so to play the message.

            . This work will take six weeks of development and QA time. It is scheduled to start in mid-January, 2000.

        ii)    Leaving a voice comment

               Announcements, Discussions, Calendar, Links, Contact list, Photos and Files all have comment boxes. A user would have the opportunity to leave a voice comment in addition to a textual comment. The instructions, telephone number and unique ID would either be on the same page as the comments box, or on a separate page linked from that discussion page.

            . Once recorded, the message will appear as a link within the threaded discussion. Users will listen to the message by clicking the link causing the message to play if recorded.

            . This work is expected to take twelve (12) weeks of development and QA time. It is scheduled to begin at the end of February.

        iii)   Descriptions with text and voice

            . The welcome page, links and uploaded files and photos, contacts and calendar events have a textual description. These descriptions could be enhanced with a Beep. We will look into this implementation once we receive feedback from using Beep in these other areas.

3.  Excite Personals

    a)  Excite Personals has two areas of Beep integration:

        i)     Place Personal Ads

            . Users will be able to include a voice message along with their other static text information to appear in their personal ad (HTML page). This integration of Beep would occur in the `place ad' and `detail page rendering' processes.

        ii)    Respond to Personal Ads

            . Users that respond to personal ads can attach a voice message along with their email response. This integration would occur in the `send email message' process.

4.  Excite Member Directory

    a) Integration into the Excite Member Directory pages such that users can record voice messages for playback as part of their personal profile. The integration process and plans will be similar to other integration efforts as described above.

                                   EXHIBIT D
                                   ---------

                            MAINTENANCE AND SUPPORT

VStream shall provide the following support, maintenance, performance and uptime guarantees to Excite@Home for the BEEP and the Premium Services:

1.  Maintenance

    a) VStream shall provide during 6:00AM-6:00PM Pacific Time on VStream's normal business days, telephone consulting services to Excite@Home's designated personnel to assist such personnel in resolving problems, obtaining clarification relative to Beep and Premium Services and providing assistance regarding suspected defects or errors in Beep and Premium Services.

    b) VStream will also provide email development support to Excite@Home. Excite@Home's use of such support shall be restricted to calls related to Severity 1 and Severity 2 issues as those terms are defined in Exhibit D. VStream will make all reasonable efforts to respond to Excite@Home's "after hours" support requests within the standards set out in Exhibit D prior to the next business day following receipt of the request.

    c) By mutual agreement of the parties, VStream shall furnish qualified personnel for on site assistance to Excite@Home to resolve problems and to assist in customization.

    d) VStream agrees to diligently work for the prompt resolution of defects and errors in Beep and Premium Services. VStream agrees to respond to Excite@Home by using a dedicated contact telephone number for each support call.

    e) Notwithstanding the forgoing, in the case of a system down condition, (i.e. Severity 1, as defined below) attributable to VStream, VStream may utilize other means of communication for both reporting of errors and the conditions thereof.

    f) VStream shall respond to and complete correction of errors, defects and malfunctions, in accordance with the following schedule:

      Severity 1   Causes data corruption or system crash or Excite@Home cannot make effective use of Beep and/or Premium Services;
      Severity 2   Feature does not work as documented, no reasonable work
                   around exists and Excite@Home has a critical need of the feature;

      Severity 3  Feature doesn't work as documented but a reasonable work around exist or Excite@Home can wait for the next release for a fix;
      Severity 4  Enhancement request.

    g) VStream shall make an initial response to a Severity 1 normal maintenance call within two hours after receipt Severity 1 calls shall be responded to on a 24 hour by 7 day a week basis. VStream shall use best efforts to provide a fix, work around, or to patch Severity 1 bugs within twenty four (24) hours after the bug is replicated by VStream and confirmed as a bug by VStream.

    h) Provided that maintenance calls are received within VStream's normal maintenance hours, VStream shall make an initial response to Severity 2 maintenance calls within four hours after receipt. VStream shall make commercially reasonable efforts to provide a fix or work around for Severity 2 bugs within five business days.

    i) Provided that maintenance calls are received within VStream's maintenance hours. VStream shall make an initial response to Severity 3 maintenance calls within twenty-four (24) hours after receipt. VStream shall make reasonable efforts to identify a resolution to Severity 3 bugs within thirty (30) days and to incorporate Severity 3 fixes in the next upcoming release of the product.

    j) Provided that all maintenance calls are received within VStream's business hours, VStream shall make an initial response to Severity 4 maintenance call within forty-eight (48) hours after receipt. Severity 4 issues will be dealt with on a case-by-case basis and no blanket commitments will be made.

    k) Excite@Home shall appoint one person as the principle point of contact for the communication of bugs and errors to VStream and for the receipt of bug and error fixes, work around and updates, if any. Additionally Excite@Home may appoint another person as a back up of the principle contact.

2.  Uptime Guarantee

    a) The portions of Beep and or Premium Services which are operated by VStream shall have at least the following uptime as measured monthly excluding planned downtime: for the first six months of commercial availability of Beep and Premium Services, 98.8%, with a goal of 99.8%; for months 7-12, 99.4% with a goal of 99.8%, and for months thirteen and after during the term of the Agreement, 99.8%. In addition, the portion of Beep and Premium Services operated by VStream will not experience more than two outages (unscheduled downtime) of more than two hours in any month. The GUI hosted by Excite@Home shall meet this standard and the VUI and other components hosted by VStream shall meet this standard.

    b) VStream will notify Excite@Home within fifteen (15) minutes of any known and verified unscheduled downtime of the Services and update the status to Excite@Home each and every hour until the service is back up. VStream will immediately notify Excite@Home when the service is restored. Excite@Home will notify VStream within (15) minutes of any known and verified unscheduled downtime of the Services and update the status to VStream every hour until the service is back up.

    c) Scheduled downtime shall be no greater than four hours bi-weekly and shall happen at a regularly scheduled time during off-peak periods. The current plan is for scheduled downtime to occur every two weeks between 10PM and 2AM Pacific Time on Saturday evenings. Actual scheduled downtime for the VUI components of the Excite@Home UM service will normally not exceed fifteen (15) minutes. A mechanism will be put in place by which users are notified of scheduled down time expected to be over one hour at least seventy-two (72) hours before downtime occurs.

    d) Components of the system, where technically feasible, shall be redundant and fault tolerant for both Excite@Home and VStream's operations.

3.  System Performance

    a) Latency of any data from the time VStream's server receives the request to serve such data to the time when VStream's server begins to serve such data shall be less than or equal to three seconds, outside of the PIN number example given in Exhibit D, Section 3b, the next section.

    b) Latency of PIN numbers during registration being served from VStream to Excite@Home or Excite@Home to VStream shall be no greater than four seconds (e.g. PIN numbers during registration.), in at least 90% of cases, and in no case shall PIN presentment be in excess of 10 seconds, independent of network or Internet conditions.

    c) Throughput of all data being served directly to the end user shall be sustained at least 50Kbits/sec as measured by Excite@Home's monitoring stations, in at least 80% of monitoring cases, and assuming such monitoring stations can receive sustained data rates in excess of 50Kbits/sec from most other locations on the Excite@Home site.

4.  Performance Measurement

     VStream will provide outage reports to Excite@Home when necessary.

                                   EXHIBIT E
                                   ---------

                                FINANCIAL TERMS

VStream shall make payments to Excite@Home under the following terms:

During the Term of this Agreement, VStream will pay Excite@Home [...**...]% of gross receipts (less cost of long distance services, taxes and credits) from End Users of the Premium Services originating from Work.com site. Such payment will be credited towards the then current quarterly payment for slotting fees and startup costs set out in Exhibit E (no quarter to quarter carry forward is allowed). VStream shall be allowed to suspend payment of the slotting fees set forth in this Exhibit E after the end of any quarter for the Term of this Agreement if (i) the VStream services have been completely integrated into Work.com (except where such integration has not occurred due to VStream default) or (ii) VStream has not sold Premium Service to customers who purchased and used the Premium Services through work.com as follows:

At least [..**..] customers by March 31, 2000; and

At least [..**..] customers in each subsequent quarter during Term of the Agreement thereafter.

Notwithstanding the foregoing, if VStream's obligation to make scheduled payments is suspended, the obligation will resume once the conditions set forth in the preceding sentence are satisfied and VStream agrees that it shall resume payments of the slotting fees at the point of suspension and Excite@Home has the option to extend the Term of the Agreement for same period of any suspension to assure Excite@Home that the full value of the slotting fees shall be paid by VStream. Notwithstanding the foregoing, Excite@Home's right to extend the Agreement pursuant to this section shall not exceed seven additional quarters.

During any extension, all other terms relating to Work.com will still apply. The only difference is that payments are then due in arrears instead of in advance, and any missed quotas during the extension period(s) do not translate to additional extensions.

In the event audio advertising is sold within the service offering, Work.com will, at its option, be responsible for selling such advertising and will share [...**...]% of the Net Advertising Revenue with VStream. Work.com may choose, however, to allow VStream to sell some or all of the advertisements. The selling party will be compensated for sales commissions up to [...**...]%. The serving party will be compensated for reasonable serving and tracking costs.

In the event that the Premium Services are incorporated on the Excite@Home Network outside of the Work.com site, Excite@Home shall, at its option, be responsible for selling advertising and will share [...**...]% of the Net Advertising Revenue with VStream. Excite@Home may choose, however, to allow VStream to sell some or all of the advertisements.


* Confidential Treatment Requested

Further to the extent that the Premium Services are incorporated on the Excite@Home Network outside of the Work.com site, VStream will pay Excite@Home [...**...]% of gross receipts (less cost of long distance services) from End Users of the Premium Services originating from Excite@Home (excluding End Users originating from the Work.com site).Contract Spending Plan Excite


*Confidential Treatment Requested.

                         Contract Spending Plan Excite


EXCITE                  Q4 99      Q1 00      Q2 00      Q3 00      Q4 00      Q1 01      Q2 01      Q3 01      Q4 01      Q1 02
----------------------------------------------------------------------------------------------------------------------------------
Sponsorships            PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE
----------------------------------------------------------------------------------------------------------------------------------
Classifieds 2000
Personals
----------------------------------------------------------------------------------------------------------------------------------
Home Pge
Resources Link        $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
----------------------------------------------------------------------------------------------------------------------------------
Place Ad Pages        $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
----------------------------------------------------------------------------------------------------------------------------------
Email Response        $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
Pages
----------------------------------------------------------------------------------------------------------------------------------
Excite Communities
----------------------------------------------------------------------------------------------------------------------------------
Voice Chat Room       $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
Module
----------------------------------------------------------------------------------------------------------------------------------
Directory Page        $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
Modules (all
categories listed on
client check list)
----------------------------------------------------------------------------------------------------------------------------------
Excite Voice Mail     $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
(Graphic Module)
----------------------------------------------------------------------------------------------------------------------------------
Excite Mail Module    $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
(Text Link)
----------------------------------------------------------------------------------------------------------------------------------
TOTAL EXCITE          $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
SPONSORSHIPS
----------------------------------------------------------------------------------------------------------------------------------
TOTAL EXCITE          $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
----------------------------------------------------------------------------------------------------------------------------------


EXCITE                  Q2 02      Q3 02      Total
-------------------------------------------------------
Sponsorships            PRICE      PRICE      PRICE
-------------------------------------------------------
Classifieds 2000
Personals
-------------------------------------------------------
Home Pge
Resources Link        $[..**..]  $[..**..]  $[..**..]
-------------------------------------------------------
Place Ad Pages        $[..**..]  $[..**..]  $[..**..]
-------------------------------------------------------
Email Response        $[..**..]  $[..**..]  $[..**..]
Pages
-------------------------------------------------------
Excite Communities
-------------------------------------------------------
Voice Chat Room       $[..**..]  $[..**..]  $[..**..]
Module
-------------------------------------------------------
Directory Page        $[..**..]  $[..**..]  $[..**..]
Modules (all
categories listed on
client check list)
-------------------------------------------------------
Excite Voice Mail     $[..**..]  $[..**..]  $[..**..]
(Graphic Module)
-------------------------------------------------------
Excite Mail Module    $[..**..]  $[..**..]  $[..**..]
(Text Link)
-------------------------------------------------------
TOTAL EXCITE          $[..**..]  $[..**..]  $[..**..]
SPONSORSHIPS
-------------------------------------------------------
TOTAL EXCITE          $[..**..]  $[..**..]  $[..**..]
-------------------------------------------------------


EXCITE CONTENT        Q4 99      Q1 00      Q2 00      Q3 00      Q4 00      Q1 01      Q2 01      Q3 01      Q4 01      Q1 02
INTEGRATION
----------------------------------------------------------------------------------------------------------------------------------
                      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE
----------------------------------------------------------------------------------------------------------------------------------
Communities
----------------------------------------------------------------------------------------------------------------------------------
 Integration Cost     $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
----------------------------------------------------------------------------------------------------------------------------------
Personals
----------------------------------------------------------------------------------------------------------------------------------
 Integration Cost     $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
----------------------------------------------------------------------------------------------------------------------------------
Total                 $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
TOTAL EXCITE          $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
Content Integration
----------------------------------------------------------------------------------------------------------------------------------


EXCITE CONTENT          Q2 02      Q3 02      Total
INTEGRATION
-----------------------------------------------------
                        PRICE      PRICE      PRICE
-----------------------------------------------------
Communities
-----------------------------------------------------
 Integration Cost     $[..**..]  $[..**..]  $[..**..]
-----------------------------------------------------
Personals
-----------------------------------------------------
 Integration Cost     $[..**..]  $[..**..]  $[..**..]
-----------------------------------------------------
Total                 $[..**..]  $[..**..]  $[..**..]
-----------------------------------------------------

-----------------------------------------------------
TOTAL EXCITE          $[..**..]  $[..**..]  $[..**..]
Content Integration
-----------------------------------------------------

*Confidential Treatment Requested

                         Contract Spending Plan Excite



WORK.COM                    Q4 99      Q1 00      Q2 00      Q3 00      Q4 00      Q1 01      Q2 01      Q3 01      Q4 01
---------------------------------------------------------------------------------------------------------------------------
Sponsorships                PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE
---------------------------------------------------------------------------------------------------------------------------
 Sponsorships             $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------
 Zarco                    $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------
TOTAL WORK.COM            $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
 SPONSORSHIPS
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

Banners                     PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE
---------------------------------------------------------------------------------------------------------------------------
 Banners                  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------
TOTAL WORK.COM BANNERS    $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Miscellaneous               PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE
---------------------------------------------------------------------------------------------------------------------------
 Cost of Integration      $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------
TOTAL WORK.COM            $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
 Miscellaneous
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
TOTAL WORK.COM            $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
ACCOUNT MANAGEMENT          Q4 99      Q1 00      Q2 00      Q3 00      Q4 00      Q1 01      Q2 01      Q3 01      Q4 01
---------------------------------------------------------------------------------------------------------------------------
Production Services         PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE      PRICE
---------------------------------------------------------------------------------------------------------------------------
 Account Director         $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------
 Account Manager          $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
  (Excite)
---------------------------------------------------------------------------------------------------------------------------
 Ad Coordinator           $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------
Total Account Management  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Grand Total Excite        $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------------------------------------------------------------


WORK.COM                    Q1 02      Q2 02      Q3 02      Total
---------------------------------------------------------------------
Sponsorships                PRICE      PRICE      PRICE      PRICE
---------------------------------------------------------------------
 Sponsorships             $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------
 Zarco                    $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------
TOTAL WORK.COM            $[..**..]  $[..**..]  $[..**..]  $[..**..]
 SPONSORSHIPS
---------------------------------------------------------------------
---------------------------------------------------------------------
Banners                     PRICE      PRICE      PRICE      PRICE
---------------------------------------------------------------------
 Banners                  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------
TOTAL WORK.COM BANNERS    $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------
---------------------------------------------------------------------
Miscellaneous               PRICE      PRICE      PRICE      PRICE
---------------------------------------------------------------------
 Cost of Integration      $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------
TOTAL WORK.COM            $[..**..]  $[..**..]  $[..**..]  $[..**..]
 Miscellaneous
---------------------------------------------------------------------
---------------------------------------------------------------------
TOTAL WORK.COM            $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------
---------------------------------------------------------------------
ACCOUNT MANAGEMENT          Q1 02      Q2 02      Q3 02      Total
---------------------------------------------------------------------
Production Services         PRICE      PRICE      PRICE      PRICE
---------------------------------------------------------------------
 Account Director         $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------
 Account Manager          $[..**..]  $[..**..]  $[..**..]  $[..**..]
  (Excite)
---------------------------------------------------------------------
 Ad Coordinator           $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------
Total Account Management  $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------
---------------------------------------------------------------------
Grand Total Excite        $[..**..]  $[..**..]  $[..**..]  $[..**..]
---------------------------------------------------------------------

*Confidential Treatment Requested

                                   EXHIBIT F
                                   ---------

                              SALES AND MARKETING

1.  Excite@Home Communities Placements

    a) Excite@Home will provide VStream with the following advertising and promotional placements:

    b) Voice Chat Module: Today, our Voice Chat audience is largely made up of 18-30 year olds. VStream can target their age demographic, which will attract college students, and young adults (age 21-33 is 33% of Voice Chat traffic). The placement is a graphic module 100x30 2k in size, and two lines of text, one line an active link.

    c) Directory Pages Module: Upon entering Excite People and Chat, users drill down by category prior to entering a community, chat room, or message boards. VStream can target all desirable categories, i.e. Business, Shopping, Auto's etc. The placement is a graphic module 100x30 2k in size, and two lines of text, one line an active link -- right hand navigation.

    d) Excite Voicemail: Excite Voicemail, offers users the ability to receive Voicemail and faxes, in their Excite Mail Inbox. Excite Voicemail is the only service available nation wide, and available toll free nation wide. Messages are left via 800#ers, users have personal pins, messages are retrieved via Excite Mail Inbox in the form of audio files. VStream's demographic highlight for Excite Voicemail will be the early adopters age 21-33 is 33% of the prospective traffic. The placement is a graphic module 100x30 2k in size, and two lines of text, one line an active link.

    e) Excite Mail: Excite Mail is experiencing an average of 5M page views per day and growing rapidly. Excite Mail recently recorded more than one million members using their Mail account at least once during the week (Forrester Research). The placement is a graphic module 100x30 2k in size, and two lines of text, one line an active link.

2.  Excite@Home Personals Placements

    a) The homepage of Personals will promote VStream by including a text link calling out the Beep functionality in the `Resources' area. This link from the homepage will lead to a splashpage that provides a description of Beep and how it works within Personals in more detail. This page could feature VStream's other products and include a "More about VStream" link or other link to be mutually agreed on. This link could take users to the Work.com Premium Services or Excite Premium Services areas.

    b) Branding of VStream (or Beep depending on preference) through inclusion of a static (non-linked) logo at every product integration point (on place ad pages and send message pages) or as a hyperlink to a co-branded page agreed upon by both parties.

Detail of Communities and Placements Impressions -- Q499 thru Q300

EXCITE                          Q4 99     Q4 99     Q1 00     Q1 00     Q2 00     Q2 00     Q3 00     Q3 00    Year One  Year One
---------------------------------------------------------------------------------------------------------------------------------

Sponsorships                     IMP      PRICE      IMP      PRICE      IMP      PRICE      IMP      PRICE      IMP      PRICE
Classifieds 2000 Personals
---------------------------------------------------------------------------------------------------------------------------------
Home Page Resources Link       [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------
 Place Ad Pages                [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------

 Email Response Pages          [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
Excite Communities
---------------------------------------------------------------------------------------------------------------------------------
 Voice Chat Room Module        [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------
 Directory Page Modules (all   [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
  categories listed on
  client check list)
---------------------------------------------------------------------------------------------------------------------------------
 Excite Voice Mail (Graphic    [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
  Module)
---------------------------------------------------------------------------------------------------------------------------------

 Excite Mail Module (Text      [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
  Link)
TOTAL EXCITE SPONSORSHIPS      [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------

TOTAL EXCITE                   [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------

*Confidential Treatment Requested

Detail of Communities and Placements Impressions -- Q400 thru Q301

EXCITE                          Q4 00     Q4 00     Q1 01     Q1 01     Q2 01     Q2 01     Q3 01     Q3 01    Year Two  Year Two
---------------------------------------------------------------------------------------------------------------------------------
Sponsorships                     IMP      PRICE      IMP      PRICE      IMP      PRICE      IMP      PRICE      IMP      PRICE
---------------------------------------------------------------------------------------------------------------------------------
Classifieds 2000 Personals
---------------------------------------------------------------------------------------------------------------------------------
 Home Pge Resources Link       [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------
 Place Ad Pages                [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------
 Email Response Pages          [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------
Excite Communities
---------------------------------------------------------------------------------------------------------------------------------
 Voice Chat Room Module        [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------
 Directory Page Modules (all   [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
  categories listed on
  client check list)
---------------------------------------------------------------------------------------------------------------------------------
 Excite Voice Mail (Graphic    [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
  Module)
---------------------------------------------------------------------------------------------------------------------------------

 Excite Mail Module (Text      [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
  Link)
TOTAL EXCITE SPONSORSHIPS      [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------

TOTAL EXCITE                   [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]
---------------------------------------------------------------------------------------------------------------------------------

*Confidential Treatment Requested.

Detail of Communities and Placements Impressions -- Q401 thru Q302

EXCITE                      Q4 01     Q4 01     Q1 02     Q1 02     Q2 02     Q2 02     Q3 02     Q3 02    Year Three  Year Three
---------------------------------------------------------------------------------------------------------------------------------
Sponsorships                 IMP      PRICE      IMP      PRICE      IMP      PRICE      IMP      PRICE       IMP        PRICE
---------------------------------------------------------------------------------------------------------------------------------
Classifieds 2000 Personals
---------------------------------------------------------------------------------------------------------------------------------
Home Pge Resources Link    [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]   [..**..]    [..**..]
---------------------------------------------------------------------------------------------------------------------------------
Place Ad Pages             [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]   [..**..]    [..**..]
---------------------------------------------------------------------------------------------------------------------------------
Email Response Pages       [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]   [..**..]    [..**..]
---------------------------------------------------------------------------------------------------------------------------------
Excite Communities
---------------------------------------------------------------------------------------------------------------------------------
 Voice Chat Room Module    [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]    [..**..]    [..**..]
---------------------------------------------------------------------------------------------------------------------------------
 Directory Page Modules    [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]    [..**..]    [..**..]
  (all categories listed
  on client check list)
---------------------------------------------------------------------------------------------------------------------------------
 Excite Voice Mail         [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]    [..**..]    [..**..]
  (Graphic Module)
---------------------------------------------------------------------------------------------------------------------------------

 Excite Mail Module        [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]    [..**..]    [..**..]
  (Text Link)
TOTAL EXCITE SPONSORSHIPS  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]    [..**..]    [..**..]
---------------------------------------------------------------------------------------------------------------------------------

TOTAL EXCITE               [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]  [..**..]    [..**..]    [..**..]
---------------------------------------------------------------------------------------------------------------------------------

*Confidential Treatment Requested.

3.  VStream Marketing and Promotion Requirements

    When possible, VStream will market or describe the relationship with Excite@Home on their web site.

4.  Co-Branded Advertising Purchased by VStream

    In the case that VStream purchases advertising from the Excite@Home Network that promotes the Premium services or any other co-branded VStream services with a revenue sharing component, the rates for such advertising will be as follows:

              Banner advertisements will be offered at [...**...]% of the then current rate card

              All other advertising products and sponsorships will be offered VStream at [...**...]% of the then current rate card


*Confidential Treatment Requested.

                                   EXHIBIT G
                                   ---------

                                 USAGE REPORTS

All usage reports shall be delivered on a weekly basis by email or in other formats to be mutually agreed.

1.  VStream will provide the following usage reports:

    a)   Total beeps served by product.

    b)   Total beeps attempted (did not result in a completed call) by product

    c)   Average duration of beep calls by product

                                   EXHIBIT H
                                   ---------

                              LINKS AND OWNERSHIP



The Agreement has a large number of interaction points where data and advertising opportunities are created. One or more of the parties may own advertising registrations and other data resulting from this Agreement. Furthermore, the relationship of what VStream advertising points to where is complex and intertwined with the data question above. The picture below creates a basis from which we can understand where data is created and where the ownership of that data lies.



                           [FLOW CHART APPEARS HERE]


1.  Advertising

    a) Let's begin by looking at VStream advertising. This advertising comes from a variety of sources and has restrictions on where they can direct traffic. These include:

          Ad buy mandated by the Excite.com term sheet can point to:Excite.com VStream co-branded site/services, Work.com co-branded site/services, or the VStream site.
          Ad buy mandated by the Work.com term sheet can only point to the Work.com co-branded site/services.
          3rd party ad buy that VStream makes on its own can point anywhere. Ad inventory created as a result of the fulfillment of the VStream service (such as inventory/hyperlinks in confirmation emails, notification emails, etc.)

               From Excite.com generated users can point to Excite.com VStream integrated services or Work.com co-branded site/services.
               From Work.com generated users can only point to the Work.com co-branded site/services.
               From VStream generated users can point anywhere.
               This inventory can also be sold to third parties, at the approval of both Excite@Home and VStream, under the terms defined above.

    b) Product Level Integration such as the VStream logo or name (hyperlinked) within the co-branded property can only point to co-branded content.

2.  User Data Ownership and Rights

    a) If the user was generated from an integrated service on Excite.com or Work.com then that user is tied to that origin and henceforth considered an Excite.com or Work.com customer (as appropriate). (A user being defined as a customer who has used one of the integrated Premium Services or registered within one of the Premium Services/sites.) If that user was generated from the VStream.com site, that user is a VStream user.

    b) At the termination of the Agreement between Excite@Home and VStream, Excite@Home retains the rights to the User Data as defined in the Agreement for the period of six (6) months from the date of termination. After this period, each party has independent right to the User Data.

    c) The origin of the user must be maintained with the user records for that user along with the origination date. Once identified, a user is always tied to that origination source. VStream will make monthly dumps to Excite.com and Work.com originated user data to Excite@Home in a mutually agreed to format.

    d)   Excite.com retains the right for users originating at Excite.com to:

         Approve all correspondence and marketing messages to users (VStream may cross-promote other co-branded services at the approval of Excite.com).-Best effort will be made to give content approval within one business day, with a maximum of three business days taken.

               Market directly to those users if they are `opt-in' users of the Premium Services.
               Market to those users integrally as part of the Premium Service (in confirmation emails, etc.).
               Choose the tools for delivering notification/confirmation emails (e.g. VStream or DeliverE).

    e) VStream will make an attempt to Opt-in each user it acquires for itself or on behalf of Excite.com or Work.com. If a user is not opted-in, no correspondence, marketing, etc. will be delivered to that user other than that which is standard for the service (such as notify and confirmation emails.) Every registration/data entry page must present an opt-in opportunity. An opt-in MUST be presented at every opportunity that a user enters personal information.

                                   Exhibit I
                                   ---------

                   Terms for Integration of Premium Services
                  ------------------------------------------
                                within Work.com
                                ---------------

1.  Premium Services Definition

         Premium Services shall mean the VStream NetCall Service which is described in the NetCall Technical Manual published by VStream 1999 and any additions to such Manual, and that includes all of the following Audio Conferencing and Web Collaboration component services:

    a) Audio Conferencing: any "real-time" two-way use of audio over the PSTN (Public Switched Telephone Network) capable of three or more participants.

    b) Web Collaboration: the ability of two or more people or groups to exchange and manipulate data and information over the Internet in "real-time". All of the following services (C-I) are collectively referred to as Web Collaboration Services.

    c) Streaming: the delivery of live or archived media files over the Internet upon user request wherein the playing of the media file begins without the file being completely downloaded.

    d) Full Text Chat: The ability for a user to send text messages to another individual user or to multiple users in "real-time" over the Internet.

    e) Application Sharing: The ability for a user to share any Windows Application with one or more participants over an Internet. Such sharing includes the ability to share or transfer control of the application to other participants, even though the actual document being manipulated (such as an Excel spreadsheet) and the software that controls the document (in the aforementioned example, Excel) are not resident on the participants' computers.

    f) Web Touring: The ability to lead one or more participants through a controlled series of live Internet web pages.

    g) Polling: the ability of a NetCall moderator to poll End Users within a given NetCall session

    h) Voice over IP ("VoIP") conferencing: the ability for End Users within a NetCall session to chat with each other or the moderator using spoken voice instead of text.

    i) Voting: similar to polling the ability for End Users within a given NetCall session to vote on issues presented to them by a NetCall moderator

2.  Premium Services Pages

    a) At Execution VStream will deliver web pages containing the complete content and functionality of the NetCall Service described in Section 1 of this Exhibit ("Premium Services Pages") for display on the Work.com portion of the Excite@Home Network.

    b) The Premium Services Pages will be in accordance with Guidelines that Excite@Home has provided VStream which include but are not limited to page performance standards, header and other design/user interface standards.

    c) The Premium Services Pages will carry both Work.com branding (or other branding chosen by Excite@Home) and VStream branding, both visually and aurally, displayed in substantially equivalent location, size and prominence. All Excite@Home branding will be displayed as consistent with the rest of the Excite Network.

    d) The "look and feel" of the Premium Services Pages will be consistent with the "look and feel" of the Excite Network. The final approval over the "look and feel" of the Premium Services Pages will be for Excite@Home.

    e) VStream will host the Premium Services Pages but they will be served from a "Work.com" domain name (or such other domain(s) Excite@Home may determine in its sole discretion) so that Excite@Home can get reach and page view credit.

3.  Terms for Use of Premium Services on the Work.com

    a) Subject to any agreements executed by Excite, Inc. or At Home Corporation for technology that is available for integration on the Excite@Home Network, and to the terms of this Agreement, VStream will be the sole provider of Premium Services within Work.com for the Term of the Agreement.

    b) Notwithstanding section 3(a) of this Exhibit, Excite@Home may at any time integrate third party vendor technology to the Work.com site that includes various component features of the Premium Services but which does not include all or substantially all of the complete Premium Services functionality as a single integrated service similar to NetCall.

    c) Subject to section 3(b), Excite@Home shall give VStream thirty(30)days written notice of its intent to integrate such features, which notice shall set forth all material terms of such integration.

    d) Subject to section 3(b), VStream may agree to provide such features to Excite@Home as part of an enhanced NetCall offering (Premium Service) on the terms set forth in such notice where such VStream services are comparable to the Excite@Home proposed service in terms of functionality, performance, price and time to market, Excite@Home and VStream will enter into an agreement for the integration of such services. Nothing in this section shall prevent Excite from offering such component services as components on the Excite@Home Network.

    e) The Premium Services Pages will be prominently featured within Work.com pursuant to the terms of this Agreement.

    f) Subject to the terms of this Agreement, Premium Services will receive no less prominence than any other telephony service featured in Work.com (exclusive of ad buys).

    g) VStream shall ensure that the Premium Services as an aggregate, and each component thereof are at all times "Best of Breed".

    h) During the Term, and subject to VStream full compliance with Section 3(e) above, the Work.com portion of the Excite@Home Network shall not promote any other aggregated Audio Conferencing and Web Collaboration services on the Work.com site. Notwithstanding the foregoing, Excite@Home may promote services as required by agreements executed prior to this Agreement, and Excite@Home may promote services which have features similar to individual component features of the Premium Services, but which do not contain the complete functionality of the Premium Services (e.g. Excite@Home may offer file upload services to Work.com users, and such file upload services could include streaming as a secondary product feature).

    i) If at any time during the Term of this Agreement, VStream cannot offer Best of Breed quality for the Premium Services, or any component thereof, Excite@Home will notify VStream in writing of its intention to remove the non-Best of Breed component of the Premium Services from the Excite@Home Network. On VStream's receipt of any such Notice, VStream will be allowed two (2) weeks to propose a mutually acceptable remedy to re-establish the Premium Services and all components as Best of Breed. VStream agrees that any such plan must be fully implemented within thirty days of notice to from VStream. (VStream shall have 90 days to remedy the default if the component is a new feature that was requested for inclusion by Excite; provided however such new feature must be in a format supported by VStream). If VStream is unable to submit an acceptable plan to Excite@Home or if VStream confirms that it cannot provide the requested expanded capabilities, Work.com shall be able to immediately replace that non-Best of Breed portion of the Premium Services with an alternate vendor.

    j) The Premium Services shall at all times allow End Users to view MS PowerPoint files, JPEG's or GIF images, ask questions to the moderator via a modified chat capability, and view the names of other participants in the collaborative event.

    k) In order for the Premium Services to retain their Best of Breed status, VStream will integrate, within six (6) months of the Work.com Launch Date, into the Premium Services a separate platform that will include the majority of the following features on a Best of Breed basis:

       .  Polling,
       .  Full Text Chat,
       .  Web Touring,
       .  Application Sharing
       .  VoIP Conferencing, and
       .  Voting.

      The minimum Web Collaboration functionality to be available to Excite@Home to provide End Users in a form that is fully functional and bug free in place by the end of January 2000 shall include Full Text Chat, Application Sharing And Web Touring Functionality ("Minimum Web Collaboration Functionality").

      Should VStream fail to deliver Minimum Web Collaboration Functionality by end of January 2000, then Excite@Home will not be obligated to feature any VStream Web Collaboration services and Excite@Home may develop alternate relationships with other vendors to provide similar services to End Users.

      All of the above integration timetables assume that Microsoft delivered to VStream the source code for Window's Media Player on or before November 17, 1999. In the event that Microsoft does not deliver to VStream the source code for Window's Media Player on or before November 17, 1999, then VStream's integration obligations with respect to Beep, as set forth in the Agreement, will be extended one day for each day that Microsoft delays in delivering the source code for Window's Media Player to VStream.

      l) VStream will provide best commercial (most favored nation) pricing to Excite@Home End Users of the Premium Services. No other portal partner (i.e. Yahoo!, Lycos, etc.) users of Premium Services shall receive more favorable end-user pricing than End Users -- whether through direct license from VStream, or through any other distribution points through which VStream provides Premium Services.

      m) VStream cannot market any other services outside of this Agreement to End Users without prior written approval to Work.com users.

    n) All materials presented to End Users by VStream, through any medium, will be co-branded Excite@Home (or any other proprietary brand of Excite@Home) and VStream with equal or greater prominence to Excite@Home.

    o) VStream has the right to develop and enhance its Premium Services, and promote those enhancements to Work.com End Users, so long as those enhancements: a) reasonably fall within the services that Excite originally contracted with VStream to provide, and b) are a part of the Premium Services which Excite@Home may elect to provide on any portion of the Excite@Home Network. Excite@Home and VStream must mutually agree to any such promotion.

    p) If Work.com chooses to offer any streaming services or video conferencing services to its user base, separate from the automated conferencing service provided by VStream, where such streaming services are not components of other product offerings, VStream has the right of first refusal to be the provider for those services.

4.   Terms for Use of Premium Services on the Excite@Home Network

     To the extent Excite chooses to offer the Premium Services elsewhere on the Excite Network and separate from the Work.com URL the following additional terms shall apply.

a) Excite@Home may integrate the Premium Services on the Excite@Home Network in areas outside of Work.com in its sole discretion provided that Excite@Home and VStream shall share revenue from the pages on the Excite@Home Network which incorporate Premium Services as set out in Exhibit E and Article 6 of the Agreement.

b) There shall be no restrictions on Excite@Home's use or promotion of third party services not included in the Premium Services or component portions of the Premium Services (including without limitation any Audio Conferencing, Web Collaboration or streaming media services) on non-Work.com portions of the Excite@Home Network.

c) If commercially reasonable, Excite@Home may, at its discretion, ask VStream to integrate the Premium Services Pages with Excite@Home's Universal Registration System. VStream will integrate according to Excite@Home's technical and operational specifications. Each party will pay their own costs related to the integration.

d) At Excite's discretion all Work.com branding and URL's may be replaced with Excite branding and URLs.

e) Linking to the Premium Services Pages from Excite URLs and products will be subject to the approval of VStream with such approval not to be unreasonably withheld. Notwithstanding the forgoing Excite may place links to the Premium Services Pages or integrate the Premium Services into the Co-Branded Pages at Excite's discretion.

f) The use or promotion of the Premium Services on or from the Excite site, separate from the Work.com site, shall in no way increase any obligations to which the Work.com URL may be subject as per the terms of this Agreement.